UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Management Incentive Program (“MIP”) is an annual cash incentive plan for key executives and employees of Rural/Metro Corporation (the “Company”). Performance goals are created between the Company and the participant that document the participant’s accountabilities, and define levels of award opportunities on those accountabilities. On December 8, 2005, the Board of Directors (the “Board”) of the Company approved the final form of MIP for 2006. The 2006 MIP provides for award opportunities varying from 50% to 125% of the participant’s base salary at the chief executive officer level; 31% to 75% of the participant’s base salary at the senior or executive vice president level; 28% to 67.5% of the participant’s base salary at the group president and corporate vice president level, and 25% to 60% of the participant’s base salary at the managing director level. For the CEO, 100% of the potential award is based upon achievement of consolidated net income from continuing operations. For other participants, 70% of the participant’s award is based upon achievement of consolidated net income from continuing operations; provided that, in the case of group presidents, 50% of the award is based upon operating income from continuing operations of the applicable group, as defined, and 20% from consolidated net income from continuing operations. The potential award is adjusted ratably pursuant to a sliding scale for achievement between 90% and 150% of the applicable budgeted target. No award is payable for performance below 90% of the applicable budgeted target, and awards are capped at achievement of 150% of the applicable budgeted target. For all participants other than the CEO, the remaining 30% of the award is based upon achievement of individual goals tailored to the responsibilities of the participant’s position. The MIP permits the CEO, in conjunction with the Compensation Committee of the Board of Directors, to recommend an incentive award in excess of 100% of the maximum potential bonus based on individual achievement of goals. The MIP is administered by the Compensation Committee of the Board of Directors. Final award determinations are made by the Board of Directors.

On December 8, 2005, the Board also approved awards under the 2005 MIP. All such awards were made in conformance with the MIP criteria as previously disclosed, provided that the Board clarified that the sliding scale mentioned above in reference to budgeted targets would also be applied, in 2005 and thereafter, to the portion of the award that is based on accomplishment of individual goals. As a result of this decision, in addition to awards made in conformance with MIP criteria in 2005, discretionary MIP payments were made in the following amounts: Michael Zarriello, Senior Vice President and Chief Financial Officer, $37,500; Barry Landon, Senior Vice President of Billing and Collections, President of Southwest Ambulance and President of Arizona/Oregon Fire Services, $22,500; Kristi Ponczak, Vice President and Treasurer, $12,066; and all other participants, $42,646.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: December 14, 2005	By:	/s/ Michael S. Zarriello
Michael S. Zarriello Senior Vice President and Chief Financial Officer

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